Exhibit 5.1

May 8, 2019

Milestone Pharmaceuticals Inc.

1111 Dr. Frederik-Philips Boulevard, Suite 420

Montreal, Québec

H4M 2X6

Dear Sirs/Mesdames:

Re: Milestone Pharmaceuticals Inc. - Registration Statement on Form S-1

We have acted as Canadian counsel to Milestone Pharmaceuticals Inc. (the “Corporation”), a corporation governed by the Business Corporations Act (Québec), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended, relating to an underwritten public offering of an aggregate of 575,000 common shares of the Corporation (the “Shares”), including up to 75,000 Shares that may be sold pursuant to the exercise of an option to purchase additional shares. The Registration Statement incorporates by reference the Registration Statement on Form S-1 (No. 333-230846), which was declared effective on May 8, 2019 (the “Prior Registration Statement”), including the prospectus which forms a part of the Prior Registration Statement (the “Prospectus”).

We have examined the Registration Statement, the Prior Registration Statement, the Prospectus and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinion hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Corporation.

In reviewing the foregoing documents and in giving this opinion, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies.

We are qualified to practice law in the Province of Québec and this opinion is rendered solely with respect to the Province of Québec and the federal laws of Canada applicable in the Province of Québec.

On the basis of the foregoing, we are of the opinion that, when the Shares shall have been issued and sold as described in the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to us under the heading “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP

Osler, Hoskin & Harcourt LLP